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                                                                    Exhibit 23.2



                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 333-57330, 333-63660, 33-12207, 33-58500, 33-63917,
333-43171, 333-43175 and 333-63985) of M&T Bank Corporation of our report dated January 9, 2002 relating to the Financial Statements, which appear in this Form 10-K. We also consent to the reference to us under the heading "Experts" in Registration Statements (Nos. 333-57330, 333-63660, 33-12207, 33-58500,
333-43171, 333-43175 and 333-63985).


/s/ PRICEWATERHOUSECOOPERS LLP

Buffalo, New York
February 28, 2002